EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2016 (except for Notes 15 and 18, as to which the date is March 30, 2017) with respect to the 2015 consolidated financial statements included in the Annual Report of Differential Brands Group Inc. on Form 10-K for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statement of Differential Brands Group Inc. on Form S-8 (File No. 333-214823).

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

March 30, 2017